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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      INTERNATIONAL ALUMINUM CORPORATION
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                      INTERNATIONAL ALUMINUM CORPORATION
            767 MONTEREY PASS ROAD MONTEREY PARK, CALIFORNIA 91754

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               OCTOBER 30, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Aluminum Corporation (the "Company") will be held at the Corporate Offices of the Company, 767 Monterey Pass Road, Monterey Park, California on Thursday, October 30, 1997 at 2 o'clock P.M. Pacific Time, for the following purposes:

    1. To elect seven directors for the ensuing year and until their successors are elected and qualified.

    2. To ratify the selection of Price Waterhouse as independent accountants for the Company for the fiscal year ending June 30, 1998.

    3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on September 10, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

  All shareholders are cordially invited to attend the meeting in person. To assure representation at the meeting, shareholders are requested to promptly sign, date and mail the enclosed proxy in the accompanying envelope which requires no postage. If you decide to attend the meeting and wish to vote your shares in person, you may revoke your proxy at that time.

  Since a majority of the outstanding shares must be represented at the meeting to transact business, your promptness in returning the enclosed proxy will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ David C. Treinen

                                          David C. Treinen Senior Vice
                                          President and Secretary

Monterey Park, California 91754
September 19, 1997

                      INTERNATIONAL ALUMINUM CORPORATION
            767 MONTEREY PASS ROAD MONTEREY PARK, CALIFORNIA 91754

                               ----------------

                                PROXY STATEMENT

                               ----------------

To The Shareholders of International Aluminum Corporation:

  Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held October 30, 1997, or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting and Proxy.

  It is anticipated that this Proxy Statement, together with the accompanying proxy, will be mailed on or about September 22, 1997 to the Company's shareholders.

  Shareholders of record at the close of business on September 10, 1997 will be entitled to receive notice of, and to vote at, the Annual Meeting. The securities entitled to vote at the meeting consist of Common Stock, $1.00 par value per share, of which 4,267,619 shares were outstanding as of the record date.

  Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders, except that as to the election of directors, shareholders may cumulate their votes. Cumulative voting means that each shareholder may cast a number of votes equal to seven times the number of shares actually owned; the number of votes may be cast for one nominee, may be divided equally among the seven nominees, or may be divided among the nominees in any other manner. A shareholder is entitled to cumulate votes for one or more nominees only if their names were placed in nomination prior to voting and the shareholder, prior to the voting, gives notice of his intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes. Nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

  All shares represented by each unrevoked proxy received prior to the meeting will be voted as provided therein. A shareholder executing and returning a proxy may revoke it at any time before it has been exercised by giving written notice of revocation to the Secretary of the Company. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the ballot provided in the enclosed proxy card. If no instruction is specified on your proxy with respect to any proposal to be acted upon, the shares represented by your executed proxy will be voted "FOR"
(i) the election as directors the seven (7) nominees named herein; and (ii) ratification of the selection of Price Waterhouse as the Company's independent accountants for the Company's fiscal year ending June 30, 1998. An automated system administered by the Company's transfer agent tabulates the votes. Where the approval of a majority of the shares represented at the meeting is required for the approval of a proposal, abstentions are the equivalent of votes against such proposal and broker non-votes have no effect. In the event that there should be cumulative voting in the election of directors, unless otherwise specifically instructed, the proxy holders intend to distribute the votes represented by each proxy among such nominees in such proportion as they see fit. Although the Company does not presently know of any other such business, if any other business should properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment.

                             ELECTION OF DIRECTORS

  The By-Laws of the Company provide for seven directors. It is intended that proxies received will be voted for the election of the seven nominees named below to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the nominees is presently serving as a director of the Company.

  Unless any named nominee should be unavailable or the authority to vote for the election of directors is withheld in the proxy, proxies received will be voted for the election as directors the nominees named below. In that event the proxy holders will vote for substitute nominees at their discretion. It is not expected that any of the nominees will be unavailable for election. Proxies received cannot be voted for a greater number of persons than the number of nominees named below. The term of office of each person elected as a director will continue until the 1998 Annual Meeting of Shareholders and until his successor is elected and qualified.

PRINCIPAL SECURITY HOLDERS

  To the best of the Company's knowledge, the following table sets forth, as of June 30, 1997, the name, address and share ownership of persons or organizations, other than Cornelius C. Vanderstar (see Security Ownership of Management), believed to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company. Except as otherwise noted, each of the named institutions is believed to have sole voting and dispositive powers with respect to the shares listed below.

                                                                           PERCENT OF
                                                SHARES                       COMMON
             NAME AND ADDRESS                BENEFICIALLY                     STOCK
           OF BENEFICIAL OWNER                 OWNED(1)                    OUTSTANDING
           -------------------               ------------                  -----------
       First Pacific Advisors, Inc.
       11400 West Olympic Blvd.
       Los Angeles, CA 90064                   389,500(2)                      9.1%
       Quest Advisory Corp.
       1414 Avenue of the Americas
       New York, N.Y.                          357,300                         8.4

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(1) Based on information contained in the most recent Schedule 13G's filed with the Securities and Exchange Commission.

(2) Shared voting power with respect to 139,500 shares and shared dispositive power with respect to all shares.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists, as of September 10, 1997, the names of all directors and executive officers of the Company, their ages, present positions, and the number and percentage of shares of Common Stock beneficially owned by each such persons and by all executive officers and directors as a group.

                                                                       SHARES OF
                                                              DIRECTOR  COMMON        PERCENT OF
         NAME           AGE         PRESENT POSITION           SINCE   STOCK(1)     OUTSTANDING(2)
         ----           ---         ----------------          -------- ---------    --------------
Cornelius C.
 Vanderstar(3)           82 Chairman of the Board               1963   1,698,200(4)      39.8%
John P. Cunningham       65 President and Director              1963     147,406(5)       3.4
Hugh E. Curran           67 Director                            1973      39,067(6)         *
Alexander van de Pol     76 Director                            1978       2,600(7)         *
Joel F. McIntyre         59 Director                            1980         --             *
Donald J. Willfong       64 Director                            1984       2,000            *
David C. Treinen         58 Senior Vice President--Finance
                             and Administration; Secretary
                             and Director                       1994      40,965(8)         *
Ronald L. Rudy           56 Senior Vice President--Operations             16,512(9)         *
All executive officers
 and directors as a
 group (8 in number)                                                   1,946,750         45.6%

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 (*) Less than one percent.

 (1) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and dispositive power with respect to such shares.

 (2) For purposes of calculating each person's percentage and that of all officers and directors as a group, shares which may be acquired within 60 days upon exercise of stock options ("Stock Option Shares") have been treated as outstanding.

 (3) The mailing address of such shareholder is care of International Aluminum Corporation, P. O. Box 6, Monterey Park, California 91754.

 (4) Held by the Vanderstar Family Trust, Cornelius C. Vanderstar and Marguerite D. Vanderstar, Trustees.

 (5) Includes 143,656 shares held by the Cunningham Family Trust, Patricia M. Cunningham, Trustee, and 2,000 Stock Option Shares.

 (6) Includes 38,067 shares held by the Curran Living Trust, Hugh E. Curran and Lois R. Curran, Trustees.


 (7) Includes 600 shares held by Mr. van de Pol's wife.

 (8) Includes 38,965 shares held by the Treinen Family Trust, David C. and Susan M. Treinen, Trustees; 2,000 Stock Option Shares; and 1,250 owned of record by dependent adult son.

 (9) Includes 2,000 Stock Option Shares.

INFORMATION ABOUT NOMINEES

  The information below sets forth the names of all directors and nominees for director of the Company, all positions and offices held by each such person with the Company and a brief account of the business experience of each nominee.

  Cornelius C. Vanderstar. Mr. Vanderstar has been Chairman of the Company's Board of Directors since its inception in 1963 as the successor to an aluminum fabrication business which he founded in 1957. He has been responsible for the formation of the overall policy of the Company and its subsidiaries and prior to October, 1972, also served as President of the Company.

  John P. Cunningham. Mr. Cunningham has been employed by the Company or its subsidiaries since 1959 and has served in his present capacity since October, 1972, prior to which he served as Vice President of Operations.

  Hugh E. Curran. Mr. Curran retired from his position as Vice President-- Sales & Marketing of the Company in June of 1995. He was employed by the Company or its subsidiaries from 1958 and prior to assuming the position of Vice President in October, 1969, he performed various functions in the Company's Sales and Marketing department. Mr. Curran is a member of the Board's Audit Committee.

  Alexander van de Pol. Mr. van de Pol, currently retired, was from 1972 to 1986 the President and Chairman of the Board of the Board of Commonwealth-Metals Pacific, a metals importing firm. Mr. van de Pol, a member of the Board's Audit and Compensation Committees, has over 25 years experience in importing ferrous and nonferrous metals.

  Joel F. McIntyre. Mr. McIntyre, an attorney-at-law, is a Senior Partner in the law firm of McIntyre, Borges & Burns and was formerly a Senior Partner in the firm of Paul, Hastings, Janofsky & Walker. He has been the principal outside attorney for the Company since 1973. Mr. McIntyre is Chairman of the Board's Audit & Compensation Committees.

  Donald J. Willfong. Mr. Willfong is an Executive Vice President of Sutro & Co. Incorporated, Investment Bankers and has been associated with that firm for over 30 years and is currently a member of the Executive Committee of its Board of Directors. Mr. Willfong is a member of the Company's Audit and Compensation Committees.

  David C. Treinen. Mr. Treinen has been employed by the Company or its subsidiaries since 1964 and an officer of the Company since October 1969. He has served in his present positions since February 1973 and prior thereto served in various capacities in the Company's accounting and finance sections.

OTHER EXECUTIVE OFFICERS

  The executive officers of the Company who are not now directors or currently standing for election as a director are:

      NAME                                 AGE            POSITION(S)
      ----                                 ---            -----------
      Ronald L. Rudy......................  56 Senior Vice President--Operations

  Mr. Rudy, employed by the Company since 1972, has served as a Vice President of the Company since September 1983 and prior thereto served in various sales and management positions with the Company.

                            THE BOARD OF DIRECTORS

MEETINGS, ORGANIZATIONS AND REMUNERATION

  The business affairs of the Company are managed by and under the direction of the Board of Directors, although the Board is not involved in day-to-day operations. The Board met four times during the fiscal year ended June 30, 1997. Directors, except those who are employees of the Company, are paid $3,000 per quarter for services as directors plus $500 for each meeting attended. Members of committees of the Board receive $500 for each committee meeting attended. The fee paid the Chairman of each committee is $1,000 per meeting chaired. Each incumbent nominee for Director attended at least 75% of the aggregate of all Board meetings and meetings of Committees on which he served during the fiscal year ended June 30, 1997.

AUDIT COMMITTEE

  The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope and results of the annual audit, the nature of non-audit services and the fees paid for services performed during the year. The Audit Committee meets at least once each year prior to the Company's release of fiscal year earnings. Committee members during fiscal 1997 were Messrs. McIntyre, Willfong, van de Pol and Curran.

COMPENSATION COMMITTEE

  The function of the Compensation Committee is to make recommendations to the Board of Directors regarding remuneration arrangements for executive officers of the Company, including the granting of stock options pursuant to Company stock option plans. The Committee also reviews and makes recommendations with respect to participation of executive officers in the Company's Incentive Bonus Program. One meeting of the Committee was held during fiscal 1997. Committee members during fiscal 1997 were Messrs. McIntyre, van de Pol and Willfong.

BOARD NOMINATIONS

  The Company's Board of Directors has no standing Nominating Committee. The Board in its entirety acts upon matters which would otherwise be the responsibility of such a committee.

SECTION 16 REPORTING

  Under current securities laws, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for the required reports have been established and the Company is required to disclose in this proxy statement any failure to file by those dates. To the best of the Company's knowledge, all filing requirements have been satisfied for fiscal 1997.

  In making this disclosure, the Company has relied on a review of copies of forms furnished to the Company, discussions with those persons known to be subject to Section 16(a) reporting requirement and written representations that no other reports were required relating to the fiscal year ended June 30, 1997.

                         COMPENSATION COMMITTEE REPORT

  The compensation of the Chief Executive Officer ("CEO") and the Company's other senior executives is determined by the Board of Directors after receiving the recommendation of the Compensation Committee (the "Committee") of the Board of Directors. The Committee, which also has oversight responsibility for the incentive compensation plans for all of the Company's executive employees, is a standing committee of the Board of Directors comprised entirely of independent directors. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

COMPENSATION PHILOSOPHY

  The Company's executive compensation philosophy, developed over the past decade, reflects the belief of the Board of Directors that the interests of executives should be closely aligned with those of the Company's stockholders. As a consequence, substantially all awards of incentive bonuses and grants of stock options are tied to the attainment of results that benefit the Company and its stockholders. The Company's compensation philosophy ensures that executives are motivated to improve the overall performance and profitability of the Company as well as the specific division or area of operations for which each individual executive is responsible.

COMPENSATION PROGRAM

  The Committee regularly reviews currently available information regarding the executive compensation programs of other companies that are operating in one or more of the Company's markets, as well as a group of comparable manufacturing companies nationwide, to ensure that the Company's plans and practices are competitive and appropriate in light of the Company's performance and compensation philosophy. As discussed below, an executive officer's compensation package is comprised of three principal components: (1) base salary, (2) annual incentives and (3) stock options.

  Base Salary. The Company sets executive base salaries at the lower end of the average range of salaries paid by United States manufacturing companies with annual revenues comparable to the Company's. The Company regularly reviews pay data available from third-party sources to determine if its base salary levels meet the Company's objectives. A number of factors are considered in establishing base salary levels for Company executive officers including the executive's recent performance, level of responsibility, years of service with the Company and overall competitiveness relative to comparable positions at other companies.

  The base salary of the CEO and the Company's other senior executive officers was increased during fiscal 1997 by an average of 3.6%. In accordance with the Company's usual practice, the actual percentage increase in base salary was higher for the lowest compensated and lower for the higher compensated executives.

  Effective July 1, 1996, the CEO's base salary was fixed at $245,400, an increase of 1.7% over the previous base salary set in July of 1995. The CEO's base salary and the other elements of his compensation are determined in accordance with the policies previously described herein which are applicable to all the senior executives of the Company.

  Annual Incentives. Certain key employees (including the executive officers) of the Company and its domestic subsidiaries may be granted annual cash compensation bonuses under the Company's Managerial Incentive Bonus Plan ("Plan"). The Plan rewards improvements in the performance of the subsidiary or business segment to which a plan participant is assigned. The annual incentive award opportunity for the CEO and the other named executives, in light of their Company-wide responsibilities, is dependent upon overall Company performance.

  Participants are eligible to receive annual cash bonuses of up to 10% of base salary if certain predetermined quantitative performance criteria are met or exceeded during a fiscal year. Performance achievements are compared against established improvement standards for: (1) change in pretax net income (decrease in pretax net loss), (2) change in pretax net income (pretax net loss) expressed as a percentage of sales revenues, (3) increase in sales revenues and (4) increase in sales per aggregate unit man/hours worked. In addition to established target performance standards for each award component, the Plan also identifies minimum levels of performance that must be achieved before a Plan participant becomes entitled to an award.

  Stock Options. Stock Options are granted to encourage and facilitate executive stock ownership and to underscore the importance of enhancing stockholder values over the long term. Incentive stock options are granted at 100% (and, in some instances, 110%) of the fair market value of the underlying stock on the date of grant, thus rewarding optionees only for appreciation in the Company's common stock enjoyed by all Company stockholders. Nonstatutory stock options may be granted in certain circumstances at 80% or more of the fair market value of the underlying stock on the grant date. While all executives are eligible to receive stock options, participation in a grant, as well as the size and terms of the grants to participating executives, are contingent upon performance and overall level of compensation.

                                       COMPENSATION COMMITTEE
                                          Joel F. McIntyre, Chairman
                                          Alexander van de Pol
                                          Donald J. Willfong

                            EXECUTIVE COMPENSATION

  The following table sets forth, on an accrual basis, all cash and non-cash compensation earned by or awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries for the fiscal years indicated.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION    ALL OTHER
                                   ---------------------- COMPENSATION
NAME & PRINCIPAL POSITION          YEAR  SALARY  BONUS(1)     (2)
-------------------------          ---- -------- -------- ------------
Cornelius C. Vanderstar            1997 $245,400 $     0     $2,976
 Chairman of the Board             1996  241,400       0      3,773
 and Chief Executive Officer       1995  223,224  22,212      6,497
John P. Cunningham                 1997  232,300       0      2,976
 President & Chief                 1996  224,300       0      3,773
 Operating Officer                 1995  207,363  20,632      6,497
David C. Treinen                   1997  196,000       0      2,957
 Senior Vice President--Finance &  1996  188,000       0      3,710
 Administration; Secretary         1995  170,462  16,952      6,456
Ronald L. Rudy                     1997  186,200       0      2,927
 Senior Vice President--           1996  176,200       0      3,672
 Operations                        1995  159,681  15,882      6,390

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(1) Represents amounts paid or payable under the Company's Managerial Incentive Bonus Plan.

(2) Amounts represent allocated contributions, on the same basis as all eligible employees, to the Company's Profit Sharing Plan, a defined contribution retirement plan.

                                 STOCK OPTIONS

  The following table summarizes option exercises during fiscal 1997 by executive officers named in the Summary Compensation Table above and the number of unexercised options held by the named executive officers at June 30, 1997. No options were granted during fiscal 1997 and no in-the-money options were held by such executive officers at year-end.

                                                               NUMBER OF
                                                           SHARES UNDERLYING
                                                          UNEXERCISED OPTIONS
                                 SHARES                 HELD AT FISCAL YEAR-END
                              ACQUIRED ON    VALUED    -------------------------
NAME                          EXERCISE (#) REALIZED(1) EXERCISABLE UNEXERCISABLE
----                          ------------ ----------- ----------- -------------
John P. Cunningham...........    2,000       $24,250      2,000        8,000
David C. Treinen.............    1,500        15,281      2,000        8,000
Ronald L. Rudy...............      --                     2,000        8,000

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(1) Fair market value of shares on date of exercise less exercise price.

                            STOCK PERFORMANCE GRAPH

  The Stock Price Performance Graph below compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P Building Materials Index.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     AMONG INTERNATIONAL ALUMINUM CORP., S&P 500 AND S&P BUILDING MATERIALS

                        PERFORMANCE GRAPH APPEARS HERE

                             INTERNATIONAL
Measurement Period           ALUMINUM                    S&P BUILDING
(Fiscal Year Covered)        CORP.          S&P 500      MATERIALS
---------------------        -------------  -------      ------------
Measurement Pt- 6/92         $100           $100         $100
FYE   6/93                   $122           $114         $122
FYE   6/94                   $133           $115         $112
FYE   6/95                   $181           $145         $121
FYE   6/96                   $149           $183         $147
FYE   6/97                   $163           $247         $189

Assumes $100.00 invested on June 30, 1992. Total return assumes reinvestment of dividends.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company, in accordance with the recommendation of its Audit Committee, none of whom is an officer of the Company, has selected Price Waterhouse as independent accountants of the Company for the year ending June 30, 1998 and further directed that the selection be submitted for ratification by shareholders at the Annual Meeting. Price Waterhouse, a nationally known firm of independent accountants, has audited the Company's financial statements for over twenty years. Representatives of Price Waterhouse will be present at the Annual Meeting and will be available to make a statement if they so desire and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS FOR FISCAL 1998. PROXIES SOLICITED BY THE COMPANY WILL BE VOTED FOR RATIFICATION OF THE SELECTION UNLESS OTHERWISE INDICATED.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Any shareholder who intends to present a proposal at the Company's 1998 Annual Meeting of Shareholders is advised that in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be directed to the Secretary of the Company at its principal executive offices such that it is received no later than May 28, 1998, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission.

                                 OTHER MATTERS

  The Company's Annual Report, including financial statements, for the year ended June 30, 1997, accompanies this Proxy Statement.

  The management of the Company does not know of any matter to be acted upon at the meeting other than the matters above described. If any other matter properly comes before the meeting, however, the holders of the proxies will vote thereon in accordance with their best judgment.

  The cost of soliciting proxies will be borne by the Company. The proxy soliciting material, in addition to being mailed directly to shareholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of stock, and the Company expects to reimburse such parties for their charges and expenses in connection therewith.

  Although it is contemplated that proxies will be solicited principally through the use of the mail, the solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

                                          By Order of the Board of Directors

                                          /s/ David C. Treinen

                                          David C. Treinen Senior Vice
                                          President and Secretary

September 19, 1997

                               ----------------

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997 IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST. ADDRESS REQUESTS TO MR. DAVID C. TREINEN, SENIOR VICE PRESIDENT AND SECRETARY, INTERNATIONAL ALUMINUM CORPORATION, P. O. BOX 6, MONTEREY PARK, CALIFORNIA 91754.

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P R O X Y              INTERNATIONAL ALUMINUM CORPORATION
                             767 Monterey Pass Road
                            Monterey Park, Ca. 91754

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Cornelius C. Vanderstar and John P. Cunningham as proxies of the undersigned, each with the power to appoint his substitute, and revokes all previous proxies and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of International Aluminum Corporation held of record by the undersigned on September 10, 1997 at the Annual Meeting of Shareholders to be held on October 30, 1997 or any adjournment thereof.

1. ELECTION OF DIRECTORS

   [_] FOR all nominees listed below
       (except as marked to the contrary below)

   [_] WITHHOLD AUTHORITY
       to vote for all nominees listed below

(INSTRUCTION: TO withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

      [_] C. Vanderstar [_] J. Cunningham [_] H. Curran [_] D. Willfong
               [_] J. McIntyre [_] A. van de Pol [_] D. Treinen

2. RATIFY SELECTION OF PRICE WATERHOUSE AS THE INDEPENDENT ACCOUNTANTS OF THE
   CORPORATION:
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                            Dated: ......................, 1997

                                            -----------------------------------
                                                         Signature

                                            -----------------------------------
                                                 Signature if held jointly
                                            Please sign exactly as name
                                            appears below. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY
                                               USING THE ENCLOSED ENVELOPE.
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